SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2001

Vulcan Materials Company

(Exact name of registrant as specified in its charter)

New Jersey	I-4033	63-0366371

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Urban Center Drive, Birmingham, Alabama	35242

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(205) 298-3000

ITEM 5.	OTHER EVENTS.

On January 22, 2001, Vulcan Materials Company released its fourth quarter and year 2000 results of operations. A copy of the press release is attached hereto as Exhibit 99 and incorporated herein by reference.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of Business Acquired: None required.

(b)	Pro forma financial information: None required.

(c)	Exhibits:

Exhibit No.	Description

12	Computation of Ratio of Earnings to Fixed Charges

99	January 22, 2001 Press Release — “Vulcan Announces Fourth Quarter and Full Year Results.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

VULCAN MATERIALS COMPANY

(Registrant)

	By:	/s/ William F. Denson III

Dated: January 31, 2001		William F. Denson, III